List of subsidiaries which are Broker/dealers or Investment Advisors

Company name

"Aeltus Capital, Inc."
"Aeltus Investment Management, Inc."
Aetna Investment Management (F.E.) Limited
Aetna Investment Management (Taiwan) Limited
Aetna Securities Investment Management (Taiwan) Limited
Amstgeld N.V.
Anodyne Nominees (Proprietary) Limited
Argencontrol
"Atlas Capital (Thailand) Limited (""Atlas"")"
Austadvisors Financial Services Ltd.
Austin Assets Limited
B.V. Beleggingsmaatschappij Berendaal
"BancWest Investment Services, Inc."
Bank Brussel Lambert N.V.
Bank Mendes Gans Effectenbewaarbedrijf N.V.
Bank Mendes Gans N.V.
Banque Bruxelles Lambert Suisse S.A.
Baring Asset Management (Asia) Limited
"Baring Asset Management, Inc"
Baring Brothers Private Asset Management Limited
Baring International Investment (Far East) Limited
Baring International Investment Limited
"Baring Investment Services, Inc"
Baring Pacific Investments Limited
Barings Investment Services Limited
BBL Asset Management (France) S.A.
Bleakleys Limited
BSK Leasing S A
C.T.M.N. Nominees Ltd.
C.T.S. Nominees Ltd.
Charterhouse Securities Holdings Ltd.
Charterhouse Securities Ltd.
"Clarion Partners, LLC"
"Comprehensive Financial Services, Inc."
Compulife Investor Services
Corinvest Limited
CRA Real Estate Securities L.P.
Credit Europeen Luxembourg S.A.
"Directed Services, Inc."
DOM Maklerski BSK S.A.
EpCorp Limited
"Equisure Financial Network, Inc."
Equisure Securities Ltd.
Evangeline Securities Limited
Extra Clearing B.V.
Extra Clearing GmbH
Ferri Lux. s.a.
Ferri-Adalingue s.a.
Financial Network Investment Corporation
"Financial Northeastern Securities, Inc."
FINPLUS Sp.Z.o.o.
FSIP LLC
Furman Selz Capital Management LLC
Granite Investment Services
"Guaranty Brokerage Services, Inc."
Heine Securities Pty Ltd
"IFG Advisory Services, Inc."
"IFG Network Securities, Inc."
ING (NZ) Ltd
"ING Advisors, Inc."
"ING America Equities, Inc."
ING Asset Management (Singapore) Ltd.
ING Asset Management B.V.
ING Bank (Belgium) N.V./S.A.
ING Bank (Eurasia)
ING Bank (France) S.A.
ING Bank N.V.
ING Bank Slaski S.A.
ING Bank Ukraine
ING Baring (Malaysia) Sdn Bhd
"ING Baring Capital Markets (C.R.), a.s."
ING Baring Grupo Financiero (Mexico) S.A. de C.V.
ING Baring Holding Nederland B.V.
ING Baring Investment (Eurasia) ZAO
ING Baring Operational Services (Taiwan) Limited
ING Baring Securities (Eurasia) ZAO
ING Baring Securities (France ) S.A.
ING Baring Securities (Hungary) Rt.
ING Baring Securities (India) Pvt. Ltd.
ING Baring Securities (Japan) Limited
ING Baring Securities (Overseas) Ltd.
ING Baring Securities (Romania) S.A.
ING Baring Securities (Singapore) Pte Ltd
"ING Baring Securities (Slovakia), o.c.p.a.s."
ING Baring Securities (Taiwan) Limited (SICE)
ING Baring Securities (Thailand) Limited
ING Baring Securities Argentina S.A.
ING Baring Securities Services Limited
"ING Baring Sociedad de Bolsa (Argentina), S.A."
ING Baring South Africa Limited
ING Barings Corp.
ING Barings Deutschland (GmbH)
ING Barings Ecuador Casa de Valores S.A.
ING Barings Italia SRL
ING Barings Limited
ING Barings Southern Africa Pty Limited
ING BSK Asset Management S.A.
ING Capital Advisors LLC
"ING CRA Real Estate Securities Holdings, Inc"
ING Derivatives (London) Limited
ING Direct Funds Limited
"ING Direct Securities, Inc."
ING Ferri S.A.
"ING Financial Advisors, LLC"
ING Fund Management B.V.
"ING Funds Distributor, Inc."
ING Furman Selz Asset Management LLC
ING Furman Selz Financial Services LLC
ING Furman Selz Investments LLC
ING Futures & Options (Hong Kong) Limited
ING Futures & Options (Singapore) Pte Ltd.
ING Futures & Options (U.K.) Limited
ING Ghent Asset Management inc.
ING Guilder Corretora de Cambio E Titulis S.A.
ING Guilder Distribuidora de Titulos E Valores Mobiliarios S/A
ING Intermediate Holdings Limited
ING Investment Management (Americas) B.V.
ING Investment Management (Asia Pacific) B.V.
ING Investment Management (Bermuda) Holdings Limited
ING Investment Management (Europe) B.V.
ING Investment Management (Hungary) Rt
ING Investment Management Advisors B.V.
ING Investment Management B.V.
ING Investment Management France S.A.
ING Investment Management Holdings (Antilles) N.V.
ING Investment Management Italy
ING Investment Management LLC
ING Investment Management Ltda.
ING Investments LLC
ING Life Insurance and Annuity Company
ING Management (Hong Kong) Ltd.
ING Management Limited
"ING Mutual Funds Management Company (Japan), Ltd. "
"ING Quantative Management, Inc."
ING Securities (Philippines) Inc.
ING Securities Ltd
ING Taurus Holdings LLC
ING TT&S (U.S.) Securities Inc.
ING UK Financial Products
ING Valores (Venezuela) C.A.
ING-BHF BANK AG
Jooeun Investment Trust Management Company Limited
Lexington Funds Distributor
"Locust Street Securities, inc"
Lynx Financial Services Pty Ltd
"Market Systems Research, Inc."
MC-BBL Securities Ltd.
Multi-Financial Securities Corporation
NN Mutual Fund Management Co.
Parnership Planning Ltd.
Postbank N.V.
"PrimeVest Financial Services, Inc."
PT ING Baring Securities Indonesia
"ReliaStar Investment Research, Inc."
RetireInvest Pty Limited
Sutherlands (Holdings) Ltd.
Sutherlands Ltd.
"Systematized Benefits Administrators, inc."
T&C Nominees Ltd.
United Variable Services inc.
Vermeulen Raemdonck S.A.
VESTAX Securities Corp.
"Washington Square Securities, Inc."
Williams de Broe Securities Ltd.
Yvop Floorbrokers B.V.